Exhibit 4.1

E*TRADE Financial Corporation

as Issuer

And

The Bank of New York Mellon

as Trustee

Indenture

Dated as of August 25, 2009

Class A Senior Convertible Debentures due 2019

Class B Senior Convertible Debentures due 2019

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INDENTURE, dated as of August 25, 2009, between E*TRADE Financial Corporation, a Delaware corporation, as the Company and The Bank of New York, a New York banking corporation, as Trustee.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of an unlimited aggregate principal amount of the Company’s Class A Senior Convertible Debentures due 2019 (the “Class A Securities”) and Class B Senior Convertible Debentures due 2019 (the “Class B Securities” and together with the Class A Securities, the “Securities”).

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“2011 Notes” means 8% Senior Notes due 2011 issued by the Company pursuant to the 2011 Notes Indenture, together with any exchange notes issued therefor.

“2011 Notes Indenture” means the indenture dated as of June 8, 2004, between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, including the supplemental indentures dated September 19, 2005, November 1, 2006 and July 9, 2009.

“2013 Notes” means 7 3/8% Senior Notes due 2013 issued by the Company pursuant to the 2013 Notes Indenture, together with any exchange notes issued therefor.

“2013 Notes Indenture” means the indenture dated as of September 19, 2005, between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, including the supplemental indentures dated November 10, 2005, and November 1, 2006.

“2015 Notes” means 7 7/8% Senior Notes due 2015 issued by the Company pursuant to the 2015 Notes Indenture, together with any exchange notes issued therefor.

“2015 Notes Indenture” means the indenture dated as of November 22, 2005 between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, including the supplemental indenture dated November 1, 2006.

“2017 Notes” means 12.5% Springing Notes due 2017 (plus any Capitalized Interest) issued by the Company pursuant to the 2017 Notes Indenture.

“2017 Notes Indenture” means the indenture dated as of November 29, 2007 between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, including the supplemental indentures dated December 27, 2007, January 18, 2008 and July 9, 2009.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary or such Asset Acquisition.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries and Regulated Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary or Regulated Subsidiary, except that the Company’s equity in the net income of any such Person for such period (to the extent not otherwise excluded pursuant to clauses (2) through (6) below) will be included up to the aggregate amount of cash actually distributed by such Person during such period to the Company or to its Restricted Subsidiaries or Regulated Subsidiaries (less minority interest therein) as a dividend or other distribution;

(2) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or Regulated Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries;

(3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4) the net income of any Regulated Subsidiary (x) to the extent that the declaration or payment of dividends or similar distributions by such Regulated Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement or instrument with a Person, other than such Regulated Subsidiaries applicable regulatory authorities, or any judgment or decree applicable to such Regulated Subsidiary (y) other than to the extent that such Regulated Subsidiary reasonably believes, in good faith, that such net income could be distributed, declared or paid as a dividend or similar distribution without causing such Regulated Subsidiary to fail to be at least “adequately capitalized” as defined in the regulations of applicable regulatory authorities, or to meet minimum capital requirements imposed by applicable regulatory authorities;

(5) any gains or losses (on an after-tax basis) attributable to Asset Sales or Regulated Sales;

(6) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (c) of Section 4.04, any amount paid or accrued as dividends on Preferred Stock of the Company owned by Persons other than the Company and any of its Restricted Subsidiaries and Regulated Subsidiaries;

(7) all extraordinary gains and, solely for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, extraordinary losses;

(8) the cumulative effect of changes in accounting principles; and

(9) the net after-tax effect of impairment charges related to goodwill and other intangible assets.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, in no event will Citadel be deemed to be an Affiliate of the Company.

“Agent Member” means a member of, or a participant in, the Depositary.

“Appropriate Federal Banking Agency” shall mean the Office of Thrift Supervision or any successor agency having jurisdiction over the Company.

“Asset Acquisition” means (1) an investment by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or a Regulated Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries; provided that such Person’s primary business is a Related Business or (2) an acquisition by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries that constitute substantially all of a division or line of business of such Person that is a Related Business.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or Sale-Leaseback Transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries of:

(1) all or any of the Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries; or

(3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary, and, in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of assets of the Company; provided that “Asset Sale” shall not include:

(A) sales or other dispositions of Investment Securities, inventory, receivables and other current assets;

(B) sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under Section 4.04;

(C) sales, transfers or other dispositions of assets with a Fair Market Value not in excess of $2.5 million in any transaction or series of related transactions;

(D) any sale, transfer, assignment or other disposition of any property equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries;

(E) an issuance of Capital Stock by a Restricted Subsidiary or the sale, transfer or other disposition by the Company or a Restricted Subsidiary of the Capital Stock of a Restricted Subsidiary or Regulated Subsidiary, in each case to the Company, a Wholly Owned Restricted Subsidiary or a Wholly Owned Regulated Subsidiary; or

(F) Permitted Liens, or foreclosure on assets as a result of Liens permitted under Section 4.09.

“Authenticating Agent” refers to a Person engaged to authenticate the Securities in the stead of the Trustee.

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Bank Regulated Subsidiary” means (i) ETB Holdings, Inc. (provided that such entity is a savings and loan holding company, as defined under the Home Owners’ Loan Act, as amended, or a bank holding company, as defined under the Bank Holding Company Act, as amended, but in no event shall such entity mean, or include, the Company), (ii) any direct or indirect insured depository institution subsidiary of the Company that is regulated by foreign, federal or state banking regulators, including, without limitation, the OTS and the FDIC or (iii) any Subsidiary of a Bank Regulated Subsidiary all of the Common Stock of which is owned by such Bank Regulated Subsidiary and the sole purpose of which is to issue trust preferred or similar securities where the proceeds of the sale of such securities are invested in such Bank Regulated Subsidiary and where such proceeds would be treated as Tier I capital were such Bank Regulated Subsidiary a bank holding company regulated by the Board of Governors of the Federal Reserve System.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors, or any other group performing comparable functions.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker Dealer Regulated Subsidiary” means any direct or indirect subsidiary of the Company that is registered as a broker dealer pursuant to Section 15 of the Exchange Act or that is regulated as a broker dealer or underwriter under any foreign securities law.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Certificated Security” means a Security in registered individual form without interest coupons.

“Citadel” means Citadel Limited Partnership and/or any of its Affiliates.

“Closing Date” means August 25, 2009, the date on which the Securities are originally issued.

“Commission” or “SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock. However, subject to the provisions of Section 12.10, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Securities pursuant to Article 5.

“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(1) Consolidated Interest Expense;

(2) income taxes;

(3) depreciation expense;

(4) amortization expense; and

(5) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company, its Restricted Subsidiaries and its Regulated Subsidiaries in conformity with GAAP;

provided that, if any Restricted Subsidiary or Regulated Subsidiary is not a Wholly Owned Restricted Subsidiary, or Wholly Owned Regulated Subsidiary, as the case may be, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary or Regulated Subsidiary multiplied by (B) the percentage of Common Stock of such Restricted Subsidiary or Regulated Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries or any of its Wholly Owned Regulated Subsidiaries.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the most recent four full fiscal quarters (the “Four Quarter Period”), for which financial statements are available, ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”), to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(6) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or Regulated Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(7) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries or Regulated Subsidiaries (including any Person who becomes a Restricted Subsidiary or Regulated Subsidiaries as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries or Regulated Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating “Consolidated Fixed Charges”:

(8) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(9) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(10) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (1) Consolidated Interest Expense, plus (2) the product of (A) the amount of all dividend payments on any series of Preferred Stock of such Person (other than (x) dividends paid in Capital Stock and (y) dividends on the Preferred Stock, the net proceeds of which will be used for the Distribution, to the extent they are paid in kind or accrete, except to the extent they constitute Disqualified Stock) paid, accrued or scheduled to be paid or accrued during such period times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation of the type described under clause (4) of the definition of “Indebtedness”, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; Indebtedness that is Guaranteed or secured by the Company, any of its Restricted Subsidiaries, or any of its Regulated Subsidiaries), and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company, its Restricted Subsidiaries and its Regulated Subsidiaries during such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary or Regulated Subsidiary if the net income of such Restricted Subsidiary or Regulated Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) or (4) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary or Regulated Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) or (4) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Securities, the 2017 Notes, the 2015 Notes, the 2013 Notes and the 2011 Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP, and (3) interest payments on trust preferred or similar securities issued by a Regulated Subsidiary to the extent the proceeds of the sale of such securities are invested in a Regulated Subsidiary.

“Consolidated Net Worth” means, at any date of determination, stockholders’ equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries and Regulated Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), plus, to the extent not included, any Preferred Stock of the Company, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

“Conversion Agent” means the person authorized by the Company to convert Securities in accordance with Article 12.

“Conversion Date” means the date on which a holder complies with the conversion requirements in Section 12.01(a).

“Conversion Price” has the meaning specified in Section 12.01.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facility” means a credit facility of, or Guaranteed by, the Company and used by the Company, its Restricted Subsidiaries or its Regulated Subsidiaries for working capital and other general corporate purposes together with the related documents (including, without limitation, any guarantee agreements and security documents), as such agreements may be amended (including any amendment and restatement), supplemented, replaced or otherwise modified from time to time.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Security, which will initially be DTC.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to a date that is 123 days following the Stated Maturity of the Securities, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or Fundamental Change occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Stock if the “asset sale” or Fundamental Change provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Article 3 and Section 4.11 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Securities as are required to be repurchased pursuant to Article 3 and Section 4.11.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company with total assets as determined under GAAP of at least $100,000, as set forth on the most recently available quarterly or annual consolidated balance sheet of such Restricted Subsidiary other than a Restricted Subsidiary that is (1) a Foreign Subsidiary or (2) a Subsidiary of any such Foreign Subsidiary.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Securities” means up to an aggregate of $435,515,000 principal amount of convertible senior debentures of the Company issued in exchange for 2011 Notes and up to an aggregate of $1,310,000,000 principal amount of convertible senior debentures of the Company issued in exchange for 2017 Notes.

“Ex-Date” means, with respect to any issuance or distribution on the Common Stock, the first date on which the shares of the Common Stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive the issuance or distribution in question.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy which, if determined by the Board of Directors as evidenced by a Board Resolution, shall be conclusively determined.

“FDIC” means the Federal Deposit Insurance Corporation.

“Foreign Subsidiary” means any Subsidiary of the Company that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code or any subsidiary that is otherwise organized under the laws of a jurisdiction other than the United States, any state thereof, or the District of Columbia.

“Fundamental Change” means such time as:

(1) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis;

(2) individuals who on the Issue Date of the Securities constitute the Company’s Board of Directors (together with any new directors whose election by the Company’s Board of Directors or whose nomination by such Board of Directors for election by the Company’s stockholders was approved by a vote of at least a majority of the members of the Company’s Board of Directors then in office who either were members of such Board of Directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Company’s Board of Directors then in office;

(3) the adoption of a plan of liquidation of the Company;

(4) a voluntary sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Company and its Subsidiaries on a consolidated basis in one transaction or a series of related transactions;

(5) the consummation of any merger or business combination if, after such transaction, holders of the Company’s Voting Stock before the transaction do not hold a majority of the voting power of the Company’s Voting Stock immediately after the transaction; or

(6) the Common Stock of the Company (or other Common Stock into which the Securities are then convertible) ceases to be listed or quoted on a national securities exchange in the United States and is not so listed or quoted within 45 days of the date thereof; provided, that no Fundamental Change shall be deemed to occur if (i) prior to such 45th day, the Company has filed a preliminary proxy statement with the SEC to hold a special meeting of the Company’s stockholders to vote to approve a reverse split of its Common Stock (or other Common Stock into which the debentures are then convertible) and is using reasonable best efforts to hold such special meeting of the Company’s stockholders and to become listed or quoted on a national securities exchange in the United States, and (ii) the Company’s Common Stock is so listed or quoted within 15 days of such special meeting of the Company’s stockholders (or adjournment thereof) where such vote is taken.

provided however, that the definition of Fundamental Change shall not include a merger or consolidation under (1) and (5) if at least 90% of the consideration paid for Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such event consists of shares of Capital Stock traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction or transactions the Securities become convertible into such shares of such Capital Stock pursuant to the provisions of Section 12.10.

“Fundamental Change Expiration Time” has the meaning specified in Section 3.01.

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01.

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01.

“Fundamental Change Repurchase Right Notice” has the meaning specified in Section 3.01.

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (1) the amortization of any expenses incurred in connection with the offering of the Securities, the 2017 Notes, the 2015 Notes, the 2013 Notes and the 2011 Notes and (2) except as otherwise provided, the amortization or writedown of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17 and Statement of Financial Accounting Standards No. 142.

“Global Security” means a Security in registered global form without interest coupons.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, letters of credit issued by a Bank Regulated Subsidiary in the ordinary course of its business or STAMP or other signature guarantees made by a Regulated Subsidiary in the ordinary course of its business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” means, with respect to any Person, the obligations of such person under (i) currency exchange, interest rate, commodity, credit or equity swap, forward or futures agreements, currency exchange, interest rate, commodity, credit or equity cap agreements, currency exchange, interest rate, commodity, credit or equity collar agreements, or currency exchange, interest rate, commodity, credit or equity puts or calls, and (ii) other agreements or arrangements designed to protect such Person, directly or indirectly, against fluctuations in currency exchange, interest rate, commodity or equity prices.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding letters of credit issued by such Person and excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is recorded as a liability under GAAP and due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5) all Capitalized Lease Obligations;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8) Acquired Indebtedness;

(9) to the extent not otherwise included in this definition, net obligations under Hedging Obligations (other than Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or its Restricted Subsidiaries or Regulated Subsidiaries against fluctuations in commodity prices, equity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder); and

(10) all obligations to redeem or repurchase Preferred Stock issued by such Person, other than PIK Preferred Stock,

provided that Indebtedness shall not include:

(A) obligations arising from products and services offered by Bank Regulated Subsidiaries or Broker Dealer Regulated Subsidiaries in the ordinary course including, but not limited to, deposits, CDs, prepaid forward contracts, swaps, exchangeable debt securities, foreign currency purchases or sales and letters of credit;

(B) indebtedness or other obligations incurred in the ordinary course arising from margin lending, Stock Loan activities or foreign currency settlement obligations of a Broker Dealer Regulated Subsidiary;

(C) indebtedness of the Company or any Restricted Subsidiary represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(D) Purchase Money Indebtedness of the Company or any Restricted Subsidiary not to exceed at any one time outstanding 5% of Consolidated Net Worth;

(E) indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(F) indebtedness Incurred by Professional Path, Inc. in the ordinary course of its proprietary trading activities in an amount not to exceed at any one time outstanding of $5 million;

(G) advances from the Federal Home Loan Bank, Federal Reserve Bank (or similar institution), repurchase and reverse repurchase agreements relating to Investment Securities, medium term notes, treasury tax and loan balances, special direct investment balances, bank notes, commercial paper, term investment option balances, brokered certificates of deposit, dollar rolls, and fed funds purchased, in each case incurred in the ordinary course of a Regulated Subsidiary’s business;

(H) Indebtedness Incurred by a Regulated Subsidiary and Guaranteed by the Company (i)(A) the proceeds of which are used to satisfy applicable minimum capital requirements imposed by applicable regulatory authorities of such Regulated Subsidiary and (B) where the provision of such Guarantee by the Company is required by the applicable regulatory authority or (ii) where the provision of such Guarantee by the Company is required by a bank, clearing house or other market participant in connection with the ordinary course of a Broker Dealer Regulated Subsidiary’s business. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided

(a) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP,

(b) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest and

(c) that Indebtedness shall not include:

(1) any liability for federal, state, local or other taxes;

(2) performance, surety or appeal bonds provided in the ordinary course of business; or

(3) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Indentures” means this Indenture, the 2017 Notes Indenture, the 2015 Notes Indenture, the 2013 Notes Indenture and the 2011 Notes Indenture.

“Insurance Regulated Subsidiary” means any Subsidiary which conducts an insurance business such that it is regulated by any supervisory agency, state insurance department other state, federal or foreign insurance regulatory body or the National Association of Insurance Commissioners.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding Investment Securities, advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or as a Regulated Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (3) or (4) of Section 4.06. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04, (a) the amount of or a reduction in an Investment shall be equal to the Fair Market Value thereof at the time such Investment is made or reduced and (b) in the event the Company or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the Fair Market Value of the assets less the amount of Net Cash Proceeds so received, provided the Net Cash Proceeds are applied in accordance with clause (A) or (B) of Section 4.11.

“Investment Grade Status” shall occur when the Securities receive a rating of “BBB-” or higher from S&P or a rating of “Baa3” or higher from Moody’s.

“Investment Securities” means marketable securities of a Person (other than an Affiliate or joint venture of the Company or any Restricted Subsidiary or any Regulated Subsidiary), mortgages, credit card and other loan receivables, futures contracts on marketable securities, interest rates and foreign currencies used for the hedging of marketable securities, mortgages or credit card and other loan receivables purchased, borrowed, sold, loaned or pledged by such Person in the ordinary course of its business.

“Issue Date” means August 25, 2009.

“Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which it is then traded, if any. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the average of the last quoted bid and ask prices per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by Pink Sheets LLC or similar organization. In the absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected from time to time by the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading. Any such determination shall be made by the Company and shall be conclusive absent manifest error.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Maturity Date” means August 31, 2019.

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Company’s Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Company’s Common Stock or in any options contracts or futures contracts relating to the Company’s Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(1) with respect to any Asset Sale or Regulated Sale, the proceeds of such Asset Sale or Regulated Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(A) brokerage commissions and other fees and expenses (including attorney’s fees, accountants’ fees, underwriters’, placement agents’ and other investment bankers’ fees, commissions and consultant fees) related to such Asset Sale or Regulated Sale;

(B) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale or Regulated Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, together with any actual distributions to shareholders of the type contemplated under clause (b)(9) under Section 4.04 with respect to the taxable income relating to such Asset Sale or Regulated Sale;

(C) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale or Regulated Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale and

(D) appropriate amounts to be provided by the Company, any Restricted Subsidiary or any Regulated Subsidiary as a reserve against any liabilities associated with such Asset Sale or Regulated Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Regulated Sale, all as determined in conformity with GAAP; and

(2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Notice of Conversion” has the meaning specified in Section 12.01(a).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer to Purchase” means an offer to purchase Securities by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1) the covenant pursuant to which the offer is being made and that all Securities validly tendered will be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3) that Holders electing to have a Security purchased pursuant to the Offer to Purchase will be required to surrender the Security, together with the form entitled “Form of Repurchase Notice” on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(4) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

(5) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or multiples of $1,000.

On the Payment Date, the Company shall (a) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers’ Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or multiples of $1,000. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase.

The Company will comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, if the Company is required to repurchase Securities pursuant to an Offer to Purchase.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of this Indenture.

“OTS” means the Office of Thrift Supervision.

“OTS Conversion Blocker” has the meaning specified in Section 12.01.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Securities.

“Permitted Investment” means:

(1) an Investment in the Company or a Restricted Subsidiary or a Regulated Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or Regulated Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary or Regulated Subsidiary; provided that such person’s primary business is a Related Business on the date of such Investment;

(2) Temporary Cash Investments and Investment Securities;

(3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4) stock, obligations or securities received in satisfaction of judgments;

(5) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

(6) Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or its Restricted Subsidiaries or Regulated Subsidiaries against fluctuations in commodity prices, securities prices, foreign currency exchange rates or interest rates; and

(7) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11.

“Permitted Liens” means:

(1) Liens for taxes, assessments, governmental charges or claims that are not yet due or that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(2) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens (including a lender’s unexercised rights of set-off) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(5) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(6) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(7) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

(8) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(9) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(10) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

(11) Liens in favor of the Company or any Restricted Subsidiary;

(12) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

(13) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(14) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(15) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities or securities;

(16) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date;

(17) Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary; and

(18) Liens on or sales of receivables or mortgages in the ordinary course of business of the Company and its Subsidiaries.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PIK Preferred Stock” means Preferred Stock the terms of which do not permit the declaration or payment of any dividend or other distribution thereon or with respect thereto, or the redemption or conversion thereof, in each such case prior to the payment in full of the Company’s obligations under the Securities.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Program” means the TARP Capital Purchase Program of Treasury, the terms and conditions of which shall be set forth in a letter agreement between Treasury and the Company and documentation related thereto, including, but not limited to, a securities purchase agreement, certificate of designations for the TARP Preferred Stock and warrant (such letter agreement and related documentation collectively, the “Program Documentation”).

“Purchase Money Indebtedness” means indebtedness (1) incurred to finance the cost (including the cost of improvement or construction and fees and expenses related to the acquisition) of real or personal property acquired after the Closing Date, provided that (a) the amount of such indebtedness does not exceed 100% of such cost, and (b) such indebtedness is incurred prior to, at the time of, or within twelve months after the later of the acquisition, the completion of construction or the commencement of full operation of such property; or (2) issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Purchase Money Indebtedness and any refinancings or refundings thereof in accordance with Section 4.03(a)(3). The term “Indebtedness” for purposes of Section 4.03(a)(3) and clauses (4) and (6) of the second paragraph of Section 4.09, shall be deemed to include “Purchase Money Indebtedness.”

“Qualified Equity Offering” means the issuance or sale after the issue date of the TARP Preferred Stock of Tier 1 qualifying perpetual Preferred Stock or Common Stock of the Company for cash or any other offering defined as a Qualified Equity Offering in the Program Documentation.

“Rating Agency” means any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

“Record Date” shall have the meaning specified in Section 12.04.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of June 17, 2009, between the Company and Citadel, which may be amended or modified from time to time in accordance with the terms thereof.

“Regulated Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or Sale-Leaseback Transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries of:

(1) all or any of the Common Stock of any Regulated Subsidiary that constitutes a Significant Subsidiary, or

(2) all or substantially all of the property and assets of an operating unit or business of any Regulated Subsidiary that constitutes a Significant Subsidiary,

in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of assets of the Company; provided that “Regulated Sale” shall not include an issuance, sale, transfer or other disposition of Capital Stock by a Regulated Subsidiary to the Company, a Wholly Owned Restricted Subsidiary or a Wholly Owned Regulated Subsidiary.

“Regulated Subsidiary” means a Broker Dealer Regulated Subsidiary, a Bank Regulated Subsidiary or an Insurance Regulated Subsidiary or any other Subsidiary subject to minimum capital requirements or other similar material regulatory requirements imposed by applicable regulatory authorities.

“Related Business” means any financial services business which is the same as or ancillary or complementary to any business of the Company and its Restricted Subsidiaries and Regulated Subsidiaries that is being conducted on the Closing Date, including, but not limited to, activities under Section 4(k) of the Bank Holding Company Act, as amended, or Section 10 of the Home Owners’ Loan Act, as amended, broker-dealer services, insurance, investment advisory services, specialist and other market making activities, trust services, underwriting and the creation of and offers and sales of interests in mutual funds.

“Replacement Assets” means, on any date, property or assets (other than current assets) of a nature or type or that are used in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on such date.

“Resale Registration Statement” means a registration statement under the Securities Act registering the Securities for resale pursuant to the terms of the Registration Rights Agreement.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Security” or “Restricted Securities” has the meaning specified in Section 2.11.

“Restricted Securities Legend” means the legend set forth on Exhibit A hereto.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary, or a Regulated Subsidiary.

“Sale-Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person sells or transfers property and then or thereafter leases such property or any substantial part thereof which such Person intends to use for substantially the same purpose or purposes as the property sold or transferred, provided that for purposes of this definition, “property” shall not include Investment Securities.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, and its successors.

“Scheduled Trading Day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading or, if the Company’s Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.

“Securities” has the meaning assigned to such term in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Conversion Blocker” has the meaning specified in Section 12.01.

“Security Guarantee” means any Guarantee of the obligations of the Company under the indenture and the Securities by any Subsidiary Guarantor.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Stock Loan” means a “Loan” as used in the Master Securities Loan Agreement published from time to time by the Bond Market Association.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Subsidiary Guarantor” means any Domestic Subsidiary which provides a Security Guarantee of the Company’s obligations under this Indenture and the Securities pursuant to Section 10.01.

“Substitution Permanent Equity” means an economic interest of the Company classified as permanent equity under U.S. GAAP exchangeable for TARP Warrants at Treasury’s option if either (1) stockholder approval is required for the issuance of TARP Warrants but not obtained within 18 months of Treasury’s investment in the Company or (2) in the future the Company’s Common Stock is no longer listed or traded on a national securities exchange or securities association, equal to the fair market value of the TARP Warrants so exchanged or any other instrument or security required to be issued in the Program Documentation.

“TARP Preferred Stock” means senior perpetual Preferred Stock initially issued to Treasury qualifying as Tier 1 capital pursuant to the Program Documentation.

“TARP Warrants” means warrants on the Common Stock of the Company initially issued to Treasury pursuant to the Program Documentation.

“Temporary Cash Investment” means any of the following:

(1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case maturing within one year unless such obligations are deposited by the Company (x) to defease any Indebtedness or (y) in a collateral or escrow account or similar arrangement to prefund the payment of interest on any indebtedness;

(2) demand deposits, time deposit accounts, bankers acceptances, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company (i) has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or (ii) is a money market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

(4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P- 1” (or higher) according to Moody’s or “A l” (or higher) according to S&P;

(5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s; and

(6) any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury” means the United States Department of Treasury.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary or Regulated Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the Section 4.03 and Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Well Capitalized” means “well capitalized” within the meaning of 12 U.S.C. §1831o, as determined by a particular Bank Regulated Subsidiary’s appropriate federal banking agency, but in no event less than the amount required in a capital directive or other capital requirement by a federal banking agency.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership all of the outstanding Capital Stock of such Subsidiary by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939, as amended (the “TIA”), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

Section 1.03. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and words in the plural include the singular;

(e) provisions apply to successive events and transactions;

(f) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(g) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

(h) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

ARTICLE II

THE SECURITIES

Section 2.01. Form, Dating and Denominations. The Securities and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Securities annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Securities will be issuable in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof.

Section 2.02. Execution and Authentication.

(a) An Officer shall execute the Securities for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security will still be valid.

(b) A Security will not be valid until the Trustee signs the certificate of authentication on the Security by facsimile or manual signature, with the signature conclusive evidence that the Security has been authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver such Securities upon receipt by the Trustee of an Officers’ Certificate specifying:

(i)	the amount of Securities to be authenticated and the date on which the Securities are to be authenticated;

(ii)	whether the Securities are to be issued as one or more Global Securities or Certificated Securities; and

(iii)	other information the Company may determine to include or the Trustee may reasonably request.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

Section 2.03. Registrar; Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.

(a) Registrar. The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.

(b) Money Held in Trust. The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of the Securities and will promptly notify the Trustee of any default by the Company in making any such payment. If the Company or any Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04. Replacement Securities. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of this Indenture; provided that (i) the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company that such requirements have been met within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee, and (ii) the requirements of this Section 2.04 are met. An affidavit of lost certificate and an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05. Outstanding Securities.

(a) Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for:

(i)	Securities cancelled by the Trustee or delivered to it for cancellation;

(ii)	any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(iii)	on or after the maturity date or any redemption date or date for purchase of the Securities pursuant to an Offer to Purchase, those Securities payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

(b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Securities have given or taken any request, demand, authorization, direction, instruction, notice, consent, waiver or other action hereunder, Securities owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned will be so disregarded). Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any Affiliate of the Company.

Section 2.06. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Securities. Temporary Securities will be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Securities, as evidenced by the execution of the temporary Securities. If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities will be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Securities the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities will be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Securities surrendered to it for transfer, exchange or payment. The Trustee will cancel all Securities surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

Section 2.08. CUSIP and CINS Numbers. The Company in issuing the Securities may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee in writing of any change in the CUSIP or CINS numbers.

Section 2.09. Registration, Transfer and Exchange.

(a) The Securities will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Securities, for registering the record ownership of the Securities by the Holders and transfers and exchanges of the Securities.

(b) (1) The Company hereby appoints the Trustee as Custodian with respect to any Global Securities.

(2) Each Global Security will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(3) Each Global Security will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Security (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Securities may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.09 and Section 2.10.

(4) Agent Members will have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Security through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Securities, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(5) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Security and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Security for one or more Certificated Securities in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Security will be deemed canceled.

(c) Each Certificated Security will be registered in the name of the holder thereof or its nominee.

(d) A Holder may transfer a Security (or a beneficial interest therein) to another Person or exchange a Security (or a beneficial interest therein) for another Security of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section 2.09 by noting the same in the register maintained by the Trustee for the purpose; provided that

(x) such denomination is a minimum of $1,000 or a multiple thereof, and of a like aggregate principal amount, each such Security bearing such restrictive legends as may be required by this Indenture;

(y) no transfer or exchange will be effective until it is registered in such register; and

(z) the Trustee will not be required (i) to issue, register the transfer of or exchange any Security for a period of 15 days before a selection of Securities to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Security so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Security not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Security on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Security is registered as the owner and Holder thereof for all purposes (whether or not the Security is overdue), and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee will authenticate additional Securities as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 2.09.

No service charge will be imposed in connection with any transfer or exchange of any Security, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(5)).

(e) (1) Global Security to Global Security. If a beneficial interest in a Global Security is transferred or exchanged for a beneficial interest in another Global Security, the Trustee will (x) record a decrease in the principal amount of the Global Security being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Security. Any beneficial interest in one Global Security that is transferred to a Person who takes delivery in the form of an interest in another Global Security, or exchanged for an interest in another Global Security, will, upon transfer or exchange, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(2) Global Security to Certificated Security. If a beneficial interest in a Global Security is transferred or exchanged for a Certificated Security, the Trustee will (x) record a decrease in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Securities in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Security to Global Security. If a Certificated Security is transferred or exchanged for a beneficial interest in a Global Security, the Trustee will (x) cancel such Certificated Security, (y) record an increase in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Security, deliver to the Holder thereof one or more new Certificated Securities in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Security, registered in the name of the Holder thereof.

(4) Certificated Security to Certificated Security. If a Certificated Security is transferred or exchanged for another Certificated Security, the Trustee will (x) cancel the Certificated Security being transferred or exchanged, (y) deliver one or more new Certificated Securities in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Security (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Security, deliver to the Holder thereof one or more Certificated Securities in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Security, registered in the name of the Holder thereof.

Section 2.10. Restrictions on Transfer and Exchange. The transfer or exchange of any Security (or a beneficial interest therein) may only be made in accordance with Section 2.09 and Section 2.11 and, in the case of a Global Security (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend of such Securities.

Section 2.11. Transfer Provisions. The Securities issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof may be either Restricted Securities, in which case such Securities shall bear the Restricted Securities Legend, unless the Company shall have delivered to the Trustee (and the Security Registrar, if other than the Trustee) a Company Order stating that the Security is not a Restricted Security and may be issued without such legend thereon, or Unrestricted Securities. Securities that are issued upon registration of transfer of, or in exchange for, Unrestricted Securities shall be Unrestricted Securities and shall not bear such legend. All Securities Issued by the Company on the Issue Date are Unrestricted Securities.

Upon a transfer of a Security not registered under the Securities Act or in compliance with Rule 144 under the Securities Act (each, a “Restricted Security”), such Security will be required to bear the applicable legends set forth on the face of the form of Security in Exhibit A and beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the Restricted Securities Legend required to be set forth on the face of each Restricted Security, unless such restrictions on transfer shall be terminated in accordance with this Section 2.11 or Section 2.09. The Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer.

The restrictions imposed by this Section 2.11 and by Section 2.10 upon the transferability of any particular Restricted Security shall cease and terminate upon such Restricted Security having been sold pursuant to an effective Resale Registration Statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). Any Restricted Security as to which the restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 2.11, be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the Restricted Securities Legend. The Company shall inform the Trustee in writing of the effective date of any Resale Registration Statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned resale registration statement.

As used in the preceding three paragraphs of this Section 2.11, the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

Each Restricted Security will be required to bear the Restricted Securities Legend until such Restricted Security is transferred or exchanged pursuant to an effective registration statement under the Securities Act or in compliance with Rule 144 under the Securities Act (or any successor provision thereto). The following provisions shall apply to the transfer of a Restricted Security:

(a) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Restricted Securities Legend, the Security Registrar shall deliver Securities that do not bear such legend. Except in the case of a registration of transfer, exchange or replacement pursuant to an effective shelf registration statement as contemplated by the Registration Rights Agreement or of a registration of transfer, exchange or replacement in compliance with Rule 144 under the Securities Act (or any successor provision thereto), Securities shall bear a Restricted Securities Legend in accordance with Section 2.03(b).

(b) General. By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Restricted Securities Legend and agrees that it shall transfer such Security only as provided in this Indenture. A transfer of a beneficial interest in a Global Security that does not involve an exchange of such interest for a Certificated Security or a beneficial interest in another Global Security shall be subject to compliance with applicable law and the applicable procedures of the Depositary, but is not subject any procedure required by this Indenture.

The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 2.11. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

Neither the Trustee nor the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE III

REPURCHASE AT THE OPTION OF THE HOLDER

Section 3.01. Repurchase at the Option of the Holder Upon a Fundamental Change.

(a) The Company must commence, within 30 days of the occurrence of a Fundamental Change, an Offer to Purchase by mailing a notice (the “Fundamental Change Repurchase Right Notice”) to Holders of Securities, and consummate an Offer to Purchase for all Securities then Outstanding at a purchase price (the “Fundamental Change Repurchase Price”) equal to 101% of their principal amount on the date of purchase (the “Fundamental Change Repurchase Date”).

The Company will not be required to make an Offer to Purchase upon the occurrence of a Fundamental Change if a third party makes an offer to purchase the Securities in a manner, at the times and price and otherwise in compliance with the requirements of this Indenture and purchases all Securities validly tendered and not withdrawn in such offer to purchase.

Repurchases of Securities under this Section 3.01 shall be made, at the option of the Holder thereof, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, upon:

(i)	if the Securities are held in certificated form, delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth on the reverse of the Security or, if the Securities are held in global form, a notice that complies with the Applicable Procedures; and

(ii)	delivery or book-entry transfer of the Securities to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.01 only if the Security so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

The Repurchase Notice shall state:

(1)	if certificated, the certificate numbers of Securities to be delivered for repurchase;

(2)	the portion of the principal amount of Securities to be repurchased, which must be $1,000 or a multiple thereof;

(3)	that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and this Indenture; and

(4)	the CUSIP numbers, if any.

Any purchase of Securities or portions thereof by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery to the Holder of the payment in cash of the amount equal to the Fundamental Change Repurchase Price promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Security; provided that each Security purchased shall be in the principal amount of $1,000 or multiples of $1,000.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 3.01.

Any Security that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered; provided that each new Security issued shall be in a principal amount of $1,000 or multiples of $1,000.

(b) Within 30 days of an occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Securities and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the repurchase right, if any, at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Repurchase Right Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in The City of New York or on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Repurchase Right Notice shall specify (if applicable):

(i)	that the Offer to Purchase is being made with respect to this Section 3.01;

(ii)	the events causing the Fundamental Change;

(iii)	the date of the Fundamental Change;

(iv)	the Fundamental Change Repurchase Price;

(v)	the Fundamental Change Repurchase Date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such Fundamental Change Repurchase Right Notice is mailed);

(vi)	the name and address of the Paying Agent and the Conversion Agent;

(vii)	the applicable Conversion Price and any adjustments to the applicable Conversion Price;

(viii)	that the Securities with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(ix)	that Holders electing to have a Security purchased pursuant to the Offer to Purchase will be required to surrender the Security, together with the form entitled “Form of Repurchase Notice” on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date;

(x)	that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Fundamental Change Repurchase Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

(xi)	that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or multiples of $1,000;

(xii)	the procedures the Holder must follow to require the Company to purchase its Securities under Section 3.01; and

(xiii)	the CUSIP numbers, if any.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 3.01.

(c) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Repurchase Right Notice at any time prior to the close of business on the third Business Day prior to the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”), specifying:

(i)	if certificated Securities have been issued, the certificate numbers of the withdrawn Securities, or if not certificated notice that complies with applicable DTC procedures;

(ii)	the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(iii)	the principal amount, if any, of such Security that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or a multiple of $1,000.

(d) On or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall (a) accept for payment Securities or portions thereof tendered pursuant to an Offer to Purchase and not validly withdrawn; (b) deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 7.06) money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers’ Certificate specifying the Securities or portions thereof accepted for payment by the Company. Subject to receipt of funds and/or Securities by the Trustee (or other Paying Agent appointed by the Company), payment for Securities surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Security (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 3.01), and (y) the time of book-entry transfer or the delivery of such Security to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 3.01 by mailing checks for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the Register; provided, however, that all payments shall be subject to Section 3.01(a) and payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(e) If the Trustee (or other Paying Agent appointed by the Company) holds money or Securities sufficient to repurchase on the Fundamental Change Repurchase Date all the Securities or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (1) such Securities shall cease to be outstanding, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Trustee or Paying Agent, and (2) all other rights of the Holders of such Securities shall terminate, other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Securities.

(f) No Securities may be repurchased at the option of Holders upon a Fundamental Change if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded on or prior to such date.

(g) The Company will publicly announce the results of an Offer to Purchase on or as soon as possible after the date of purchase.

(h) The Company will comply with the provisions of Rule 13e-4, Rule 14e-l and any other tender offer rules under the Exchange Act that may be applicable; and otherwise comply with all applicable federal and state securities laws.

ARTICLE IV

COVENANTS

Section 4.01. Payment of Securities. The Company will duly and punctually pay the principal of the Securities in accordance with the terms of the Securities and this Indenture. An installment of principal shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds as of 10:00 a.m. (New York City time) on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal shall be considered paid on the due date if the entity acting as Paying Agent complies with the second sentence of Section 2.03(b). As provided in Section 7.07, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Securities.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.03.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 2.03.

Section 4.03. Limitation on Indebtedness and Issuances of Preferred Stock.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness, including Disqualified Stock (other than Indebtedness existing on the Closing Date), and the Company will not permit any Restricted Subsidiary to issue Preferred Stock; provided that the Company or any Subsidiary Guarantor may Incur Indebtedness and any Restricted Subsidiary may Incur Acquired Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio would be greater than 2.50 to 1.0.

Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

(1) Indebtedness of the Company under any Credit Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $300 million;

(2) Indebtedness owed (A) to the Company or any Subsidiary Guarantor evidenced by an unsubordinated promissory note or (B) to any Restricted Subsidiary or Regulated Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary or Regulated Subsidiary ceasing to be a Restricted Subsidiary or Regulated Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary or Regulated Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if the Company (or any Subsidiary that is a Subsidiary Guarantor at the time such Indebtedness is Incurred) is the obligor on such Indebtedness, such Indebtedness must be expressly contractually subordinated in right of payment to the Securities, in the case of the Company, or the Security Guarantee, in the case of a Subsidiary Guarantor;

(3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness outstanding under clause (1), (2) or (4)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Securities or Indebtedness that is pari passu with, or subordinated in right of payment to, the Securities or a Security Guarantee shall only be permitted under this clause (3) if (x) in case the Securities are refinanced in part or the Indebtedness to be refinanced is pari passu with the Securities or a Security Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Securities or the Security Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Securities or a Security Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Securities or the Security Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities or the Security Guarantee, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness is Incurred by the Company or a Subsidiary Guarantor or by the Restricted Subsidiary that is the obligor on the Indebtedness to be refinanced or refunded;

(4) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase the Securities, 2017 Notes, 2015 Notes, 2013 Notes or 2011 Notes tendered in an Offer to Purchase made as a result of a Fundamental Change or (B) deposited to defease the Securities, 2017 Notes, 2015 Notes, 2013 Notes or 2011 Notes as set forth in Article 8; and

(5) Guarantees of Indebtedness of the Company or of any Restricted Subsidiary by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.07.

(b) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.03 will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies or due to fluctuations in the value of commodities or securities which underlie such Indebtedness. For the purposes of determining compliance with any restriction on the Incurrence of Indebtedness (x), the U.S dollar equivalent principal amount of any Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt and (y) the principal amount of any Indebtedness which is calculated by reference to any underlying security or commodity shall be calculated based on the relevant closing price of such commodity or security on the date such Indebtedness was incurred.

(c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (x) Indebtedness outstanding under any Credit Facility on the Closing Date shall be treated as Incurred pursuant to clause (1) of the second paragraph of clause (a) of this Section 4.03, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.09 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.03, if an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence), including under the first paragraph of part (a), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness.

(d) Neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the Securities or the applicable Security Guarantee to the same extent.

(e) The Company will not permit any Regulated Subsidiary (x) to Incur any Indebtedness the proceeds of which are not invested in the business of such Bank Regulated Subsidiary (or any Subsidiary of such Bank Regulated Subsidiary) or such Broker Dealer Regulated Subsidiary (or any Subsidiary of such Broker Dealer Regulated Subsidiary which is also a Regulated Subsidiary) and (y) to Incur any Indebtedness for the purpose, directly or indirectly, of dividending or distributing the proceeds of such Indebtedness to the Company or any Restricted Subsidiary; except that the Incurrence of Indebtedness by a Regulated Subsidiary that does not comply with (x) or (y) above shall be permitted provided that such Incurrence complies with paragraph (a) of this Section 4.03 as if such paragraph applied to such Regulated Subsidiary.

Section 4.04. Limitation on Restricted Payments.

(a) The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, directly or indirectly,

(i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries (other than (w) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock, (x) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries or Regulated Subsidiaries held by minority stockholders, (y) dividends or distributions on non-voting Preferred Stock the proceeds from the sale of which were invested in the business of such Regulated Subsidiary (or any Subsidiary of such Regulated Subsidiary which is also a Regulated Subsidiary), and (z) pro rata dividends on Preferred Stock of Subsidiaries that are real estate investment trusts, including Highland REIT, Inc., held by minority stockholders;

(ii) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or any Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than the Company, any Restricted Subsidiary or any Regulated Subsidiary) or (B) a Restricted Subsidiary or Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary or Wholly Owned Regulated Subsidiary);

(iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Securities or any Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to a Security Guarantee; or

(iv) with respect to the Company and any Restricted Subsidiary, make any Investment, other than a Permitted Investment, in any Person, and (b) with respect to any Regulated Subsidiary, make any Investment in an Unrestricted Subsidiary (such payments or any other actions described in clauses (i) through (iv) above being collectively “Restricted Payments”);

if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) a Default or Event of Default shall have occurred and be continuing;

(B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of Section 4.03;

(C) the subsidiary subject to the Restricted Payment is both a Regulated Subsidiary and a Significant Subsidiary that is not in compliance with applicable regulatory capital or other material requirements of its regulators, such as the OTS or FDIC, or any applicable state, federal or self regulatory organization, or would fail to be in compliance with applicable regulatory requirements as a consequence of the payment; or

(D) the aggregate amount of all Restricted Payments made after the Closing Date shall exceed the sum of:

(1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 2004 and ending on the last day of such fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee, provided that such Adjusted Consolidated Net Income may only be recognized during those quarters for which the Company has filed reports with the SEC to the extent provided in Section 4.15 or has furnished comparable financial information to the Trustee; plus

(2) the aggregate Net Cash Proceeds received by the Company after April 1, 2004 as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock or Preferred Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the Company for cash subsequent to April 1, 2004 upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities); plus

(3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or Regulated Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), from the release of any Guarantee or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary or Regulated Subsidiary in such Person or Unrestricted Subsidiary; plus

(4) $100 million.

(b) The foregoing provision shall not be violated by reason of:

(1) the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;

(2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities or any Security Guarantee including premium, if any, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of Section 4.03;

(3) the repurchase, redemption or other acquisition of Capital Stock of the Company, a Subsidiary Guarantor, a Restricted Subsidiary or a Regulated Subsidiary (or options, warrants or other rights to acquire such Capital Stock) or a dividend on such Capital Stock in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, in each case other than in connection with a Fundamental Change of the Company (provided that prior to any such repurchase, redemption or other acquisition in connection with a change of control, the Company has made an Offer to Purchase and purchased all Securities, 2017 Notes, 2015 Notes, 2013 Notes and 2011 Notes validly tendered for payment in accordance with Section 4.12), prior to the respective Stated Maturity of the Securities, 2017 Notes, 2015 Notes, 2013 Notes and 2011 Notes;

(4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the Securities or any Security Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, in each case other than in connection with a Fundamental Change of the Company (provided that prior to any such repurchase, redemption or other acquisition in connection with a change of control, the Company has made an Offer to Purchase and purchased all Securities, 2017 Notes, 2015 Notes, 2013 Notes and 2011 Notes validly tendered for payment in accordance with Section 3.01), prior to the respective Stated Maturity of the Securities, 2017 Notes, 2015 Notes, 2013 Notes and 2011 Notes;

(5) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of the Company, any Restricted Subsidiary or any Regulated Subsidiary and that, in the case of the Company, comply with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

(6) Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;

(7) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(8) the repurchase, redemption or other acquisition of the Company’s Capital Stock (or options, warrants or other rights to acquire such Capital Stock) from Persons who are, or were formerly, employees of the Company and their Affiliates, heirs and executors; provided that the aggregate amount of all such repurchases pursuant to this clause (8) shall not exceed $50 million;

(9) the repurchase of Common Stock of the Company, or the declaration or payment of dividends on Common Stock (other than Disqualified Stock) of the Company; provided that the aggregate amount of all such declarations, payments or repurchases pursuant to this clause (9) shall not exceed $100 million in any fiscal year; provided further that at the time of declaration of such dividend or at the time of such repurchase (x) no Default or Event of Default has occurred and is continuing, and (y) the Company is able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of Section 4.03; or

(10) any payment of dividends with respect to the TARP Preferred Stock, any Substitution Permanent Equity or any Capital Stock issued by the Company in any Qualified Equity Offering; provided that the aggregate face amount of any Preferred Stock issued by the Company in all Qualified Equity Offerings shall not exceed $500,000,000 and the dividend rate on any Preferred Stock issued in a Qualified Equity Offering shall not exceed 9.9% per annum; or

(11) any redemption or repurchase of any shares of TARP Preferred Stock, any TARP Warrants, any Substitution Permanent Equity or any Capital Stock issued by the Company in any Qualified Equity Offering, in each case using the Net Cash Proceeds of one or more Qualified Equity Offerings; provided that the aggregate face amount of any Preferred Stock issued by the Company in all Qualified Equity Offerings shall not exceed $500,000,000 and the dividend rate on any Preferred Stock issued in a Qualified Equity Offering shall not exceed 9.9% per annum;

provided that, except in the case of clause (1), no Default or Event of Default (excluding, in each case, clause (i) of Section 6.01) shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

(c) Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clauses (10) or (11) thereof, clause (2) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof, an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) thereof, the repurchase of Capital Stock referred to in clause (7) thereof, the repurchase of Common Stock referred to in clause (9) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (3), (4) or (6), shall be included in calculating whether the conditions of clause (D) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments. If the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Securities, or Indebtedness that is pari passu with the Securities or any Security Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (D) of the first paragraph of this Section 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

(d) For purposes of determining compliance with this Section 4.04, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution and (y) if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this Section 4.04, the Company, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

Section 4.05. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary or Regulated Subsidiary (other than any Subsidiary Guarantor) to:

(1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary or Regulated Subsidiary owned by the Company or any other Restricted Subsidiary or Regulated Subsidiary;

(2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary or Regulated Subsidiary;

(3) make loans or advances to the Company or any other Restricted Subsidiary or Regulated Subsidiary; or

(4) transfer any of its property or assets to the Company or any other Restricted Subsidiary or Regulated Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1) existing on the Closing Date in any Credit Facility, this Indentures or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2) existing under or by reason of applicable law including rules and regulations of and agreements with any regulatory authority having jurisdiction over the Company, any Restricted Subsidiary, or any Regulated Subsidiary, including, but not limited to the OTS, the FDIC, the SEC or any self regulatory organization of which such Regulated Subsidiary is a member, or the imposition of conditions or requirements pursuant to the enforcement authority of any such regulatory authority;

(3) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary or Regulated Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(4) in the case of clause (4) of the first paragraph of this Section 4.05:

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company, any Restricted Subsidiary or any Regulated Subsidiary not otherwise prohibited by this Indenture; or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary or Regulated Subsidiary in any manner material to the Company or any Restricted Subsidiary or Regulated Subsidiary taken as a whole; or

(5) with respect to a Restricted Subsidiary or Regulated Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary or Regulated Subsidiary.

Nothing contained in this Section 4.05 shall prevent the Company, any Restricted Subsidiary or any Regulated Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries.

Section 4.06. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries or Regulated Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary or Regulated Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary or Regulated Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(1) (i) with respect to the capital stock of a Restricted Subsidiary, to the Company or a Wholly Owned Restricted Subsidiary or, (ii) in the case of Regulated Subsidiary, to the Company, a Wholly Owned Restricted Subsidiary or a Wholly Owned Regulated Subsidiary;

(2) issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

(3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 if made on the date of such issuance or sale;

(4) (i) sales of Common Stock (including options, warrants or other rights to purchase shares of such Common Stock but excluding Disqualified Stock) of a Restricted

Subsidiary or a Regulated Subsidiary by the Company, a Restricted Subsidiary or a Regulated Subsidiary, provided that the Company or such Restricted Subsidiary or Regulated Subsidiary applies the Net Cash Proceeds of any such sale in accordance with clause (A) or (B) of Section 4.11 and (ii) issuances of Preferred Stock of a Restricted Subsidiary if such Restricted Subsidiary would be entitled to Incur such Indebtedness under Section 4.03; or

(5) sales of Capital Stock, other than Common Stock, by a Regulated Subsidiary or a Subsidiary of such Regulated Subsidiary, the proceeds of which are invested in the business of such Regulated Subsidiary.

Section 4.07. Future Subsidiary Guarantees. The Company will not permit any Restricted Subsidiary or Regulated Subsidiary, directly or indirectly, to Guarantee any Indebtedness (“Guaranteed Indebtedness”) of the Company or any Restricted Subsidiary (other than a Foreign Subsidiary), unless (a) such Restricted Subsidiary or Regulated Subsidiary, to the extent permitted by law, simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a “Subsidiary Guarantee”) of payment of the Securities by such Restricted Subsidiary or Regulated Subsidiary and (b) such Restricted Subsidiary or Regulated Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary or Regulated Subsidiary as a result of any payment by such Restricted Subsidiary or Regulated Subsidiary under its Subsidiary Guarantee until the Securities have been paid in full. The obligations of any such future Subsidiary Guarantor will be limited so as not to constitute a fraudulent conveyance under applicable federal or state laws. In addition, on the Trigger Date, the Company shall cause each of its Restricted Subsidiaries to execute and deliver a Subsidiary Guarantee of payment of the Securities by each such Restricted Subsidiary, to the extent permitted by law.

If the Guaranteed Indebtedness is (A) pari passu in right of payment with the Securities or any Security Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated to, the Subsidiary Guarantee or (B) subordinated in right of payment to the Securities or any Security Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Securities or the Security Guarantee.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary or Regulated Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon any:

(1) sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s and each Restricted Subsidiary’s and Regulated Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary or Regulated Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or upon the designation of such Restricted Subsidiary or Regulated Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture; or

(2) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

Section 4.08. Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any Affiliates of any Restricted Subsidiary or Regulated Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary or Regulated Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a holder or an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company, a Restricted Subsidiary or a Regulated Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary or Regulated Subsidiary from a financial point of view;

(2) any transaction solely among the Company, its Wholly Owned Restricted Subsidiaries or its Wholly Owned Regulated Subsidiaries or any combination thereof;

(3) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company and customary indemnification arrangements entered into by the Company;

(4) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

(5) any sale of shares of Capital Stock (other than Disqualified Stock) of the Company;

(6) the granting or performance of registration rights under a written agreement and approved by the Board of Directors of the Company, containing customary terms, taken as a whole;

(7) loans to an Affiliate who is an officer, director or employee of the Company, a Restricted Subsidiary or a Regulated Subsidiary by a Regulated Subsidiary in the ordinary course of business in accordance with Sections 7 and 13(k) of the Exchange Act;

(8) deposit, checking, banking and brokerage products and services typically offered to our customers on substantially the same terms and conditions as those offered to our customers, or in the case of a Bank Regulated Subsidiary, as otherwise permitted under Regulation O promulgated by the Board of Governors of under the Federal Reserve System; or

(9) any Permitted Investments or any Restricted Payments not prohibited by Section 4.04.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 4.08 and not covered by clauses (2) through (6) of this paragraph, (a) the aggregate amount of which exceeds $15 million in value, must be approved or determined to be fair in the manner provided for in clause (l)(A) or (B) above and (b) the aggregate amount of which exceeds $25 million in value, must be determined to be fair in the manner provided for in clause (l)(B) above.

Section 4.09. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Securities and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Securities, prior to) the obligation or liability secured by such Lien.

The foregoing limitation does not apply to:

(1) Liens existing on the Closing Date (other than the Liens securing Indebtedness (including Hedging Obligations with respect thereto) under any Credit Facility);

(2) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;

(3) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary or Wholly Owned Regulated Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary or Regulated Subsidiary;

(4) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (3) of the second paragraph of Section 4.03; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary or Regulated Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(5) Liens securing Indebtedness (including Hedging Obligations with respect thereto) under any Credit Facility in an aggregate amount not to exceed $300 million;

(6) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, to finance the cost (including the cost of improvement or construction and fees and expenses related to the acquisition) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within twelve months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(7) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;

(8) Liens incurred by the Company or a Restricted Subsidiary for the benefit of a Regulated Subsidiary in the ordinary course of business including Liens incurred in the Broker Dealer Regulated Subsidiary’s securities business with respect to obligations that do not exceed $200 million at any one time outstanding and that are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); or

(9) Permitted Liens.

Section 4.10. Limitation on Sale-leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, enter into any Sale-Leaseback Transaction involving any of its assets or properties whether now owned or hereafter acquired.

The foregoing restriction does not apply to any Sale-Leaseback Transaction if:

(1) the lease is for a period, including renewal rights, of not in excess of three years;

(2) the lease secures or relates to industrial revenue or pollution control bonds;

(3) the transaction is solely among the Company, its Wholly Owned Restricted Subsidiaries or its Wholly Owned Regulated Subsidiaries or any combination thereof; or

(4) the Company or such Restricted Subsidiary or Regulated Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the third paragraph of Section 4.11.

Section 4.11. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to the Company), provided that the Company, such Subsidiary Guarantor, such Restricted Subsidiary, as the case may be is irrevocably and unconditionally released from all liability under such Indebtedness or (c) Replacement Assets.

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to consummate any Regulated Sale unless (1) the consideration received by the Company or such Restricted Subsidiary or Regulated Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary or Regulated Subsidiary (in each case, other than Indebtedness owed to the Company), provided that the Company, such Subsidiary Guarantor, such Restricted Subsidiary or such Regulated Subsidiary, as the case may be is irrevocably and unconditionally released from all liability under such Indebtedness or (c) Replacement Assets.

If and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries (excluding the first $300 million of Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries from Asset Sales and Regulated Sales after the Closing Date) from one or more Asset Sales or Regulated Sales in any period of 12 consecutive months exceed 10% of Consolidated Net Worth (determined as of the date closest to the commencement of such 12 month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the SEC or provided to the Trustee), then the Company shall or shall cause the relevant Restricted Subsidiary or Regulated Subsidiary to:

(1) within twelve months after the date Net Cash Proceeds so received exceed 10% of Consolidated Net Worth,

(A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or Indebtedness or to redeem or repurchase Capital Stock, otherwise permitted by this Indenture, of any Restricted Subsidiary or Regulated Subsidiary, in each case owing to or owned by a Person other than the Company or any Affiliate of the Company; or

(B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets; and

(2) apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this Section 4.11.

If and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries from one or more Regulated Sales in any period of 12 consecutive months exceed 10% of Consolidated Net Worth (determined as of the date closest to the commencement of such 12 month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the SEC or provided to the Trustee), then the Company shall or shall cause the relevant Restricted Subsidiary or Regulated Subsidiary to apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this Section 4.11.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.11 totals at least $50 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the Securities (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Securities (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date.

To the extent that the aggregate amount of Securities and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Offer to Purchase is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any other purpose which is permitted by this Indenture.

If the aggregate principal amount of Securities surrendered by holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Securities and Pari Passu Indebtedness. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset to zero.

Section 4.12. [Intentionally Omitted.]

Section 4.13. Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, engage in any business other than a Related Business.

Section 4.14. Effectiveness of Covenants. The covenants set forth in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10, 4.11, 4.13, 4.15 and 4.19 will no longer be in effect upon the Company attaining Investment Grade Status (the “Terminated Covenants”). The Terminated Covenants will not be reinstated regardless of whether the Company’s credit rating is subsequently downgraded from Investment Grade Status.

Section 4.15. SEC Reports and Reports to Holders. The Company will deliver to the Trustee within 30 days after the filing of the same with the Securities and Exchange Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Securities and Exchange Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act, provided that the Company need not file such reports or other information if, and so long as, it would not be required to do so pursuant to Rule 12h-5 under the Exchange Act. The Company will also comply with the other provisions of Section 314(a) of the TIA. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.16. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.17. Compliance Certificates.

(a) Officers of the Company must certify, on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and Regulated Subsidiaries and the Company’s and its Restricted Subsidiaries’ and its Regulated Subsidiaries’ performance under this Indenture and that, to their knowledge, the Company has fulfilled all obligations hereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute a default, the status of those events and what action the Company is taking or proposes to take in respect thereof. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture. For purposes of this Section 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the officers of the Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.17(a) shall be for the first fiscal year beginning after the execution of this Indenture.

(b) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, beginning with the fiscal year in which this Indenture was executed, a certificate signed by the Company’s independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, (ii) that they have read the most recent Officers’ Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.17 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article 4 and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination. The Company shall not be required to comply with the foregoing clause (b) with respect to any fiscal year if such compliance would be contrary to the recommendations of the American Institute of Certified Public Accountants so long as the Company delivers to the Trustee within 90 days after the end of such fiscal year an Officer’s Certificate stating that such compliance would be so contrary and any facts particular to the Company that may have caused such compliance to be so contrary.

Section 4.18. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.19. Maintenance of Capitalization. The Company shall not permit any Bank Regulated Subsidiary that constitutes a federally insured depositary institution to fail to be at least Well Capitalized for a period of more than 30 consecutive days in any fiscal quarter of the Company.

ARTICLE V

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01. Consolidation, Merger and Sale of Assets. The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

(a) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets of (the “Surviving Person”) shall be an entity organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations under this Indenture and the Securities; provided, that if such continuing Person or Person shall not be a corporation, such entity shall organize or have a wholly-owned Subsidiary in the form of a corporation organized and validly existing under the laws of the United States or any jurisdiction thereof, and shall cause such corporation to expressly assume, as a party to the supplemental indenture referenced above, as a co-obligor, each of such continuing Person or Person’s obligations under this Indenture and the Securities;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(c) immediately after giving effect to such transaction on a pro forma basis, the Company or the Surviving Person, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

(d) immediately after giving effect to such transaction on a pro forma basis the Company or the Surviving Person, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03;

(e) it delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (c) and (d)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

(f) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under this Section 5.01, shall have by amendment to its Security Guarantee confirmed that its Security Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the Securities and this Indenture;

provided, however, that clauses (c) and (d) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of organization or convert the form of organization of the Company to another form, and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Section 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the Company shall not be released from its obligation to pay the principal of the Securities in the case of a lease of all or substantially all of its property and assets.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 6.01. Events of Default. Any of the following events shall constitute an “Event of Default” hereunder:

(a) default in the payment of principal of any Security when the same becomes due and payable at maturity, upon required repurchase, upon acceleration or otherwise;

(b) failure by the Company to comply with its obligation to convert the Securities into shares of Common Stock or Reference Property (as defined in Section 12.10(b) of this Indenture) as applicable upon exercise of a Holder’s conversion right;

(c) failure by the Company to comply with its obligations under Article 5;

(d) failure by the Company to issue a Fundamental Change Repurchase Right Notice in accordance with Section 3.01 or to comply with its notice requirements under Section 4.11;

(e) the Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Securities (other than a default specified in clause (a), (b), (c) or (d) of this Section 6.01) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities;

(f) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $20 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended;

(g) any final judgment or order (not covered by insurance), that is non-appealable, for the payment of money in excess of $20 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(h) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(i) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors;

(j) failure by any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary to meet the minimum capital requirements imposed by applicable regulatory authorities, and such condition continues for a period of 30 days after the Company or such Broker Dealer Regulated Subsidiary first becomes aware of such failure;

(k) failure by any Bank Regulated Subsidiary that is a Significant Subsidiary to be at least “adequately capitalized,” as defined in regulations of applicable regulatory authorities; provided that an Event of Default under this clause (k) shall not have occurred until (x) 45 days from the time that such Bank Regulated Subsidiary has notice or is deemed to have notice of such failure unless a capital restoration plan has been filed the with OTS within that time (y) the expiration of a 90-day period commencing on the earlier of the date of initial submission of a capital restoration plan to the OTS (unless such capital plan is approved by the OTS before the expiration of such 90-day period or, if the OTS has notified us that it needs additional time to determine whether to approve such capital plan, in which case such 90-day period shall be extended until the OTS determines whether to approve such capital plan, such capital plan is approved by the OTS upon the expiration of such extended period);

(l) if the Company or any Subsidiary that holds Capital Stock of a Broker Dealer Regulated Subsidiary that is a Significant Subsidiary shall become ineligible to hold such Capital Stock by reason of a statutory disqualification or otherwise;

(m) the Commission shall revoke the registration of any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary as a broker-dealer under the Exchange Act or any such Broker Dealer Regulated Subsidiary shall fail to maintain such registration;

(n) the Examining Authority (as defined in Rule 15c3-l of the Exchange Act) for any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary shall suspend (and shall not reinstate within 10 days) or shall revoke such Broker Dealer Regulated Subsidiary’s status as a member organization thereof;

(o) the occurrence of any event of acceleration in a subordination agreement, as defined in Appendix D to Rule 15c3-l of the Exchange Act, to which the Company or any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary is a party;

(p) any Subsidiary Guarantor that is a Significant Subsidiary repudiates its obligations under its Security Guarantee or, except as permitted by this Indenture, any Security Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect; or

(q) failure of the Company to comply with Section 4.19.

Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 that occurs with respect to the Company or any Subsidiary Guarantor) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of the Securities to be immediately due and payable. Upon a declaration of acceleration, such principal shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (f) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (f) of Section 6.01 shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (h) or (i) of Section 6.01 occurs with respect to the Company, the principal of the Securities then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Securities by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03. Control by Majority. With respect to the Securities, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Securities of that series.

Section 6.04. Limitation on Suits. A Holder of any Security of any series may not institute any proceeding, judicial or otherwise, with respect to this Indenture or that series of Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) the Holder gives the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of Outstanding Securities make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(e) the Holders of a majority in aggregate principal amount of the Outstanding Securities do not give the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request within such 60-day period.

For purposes of Section 6.03 of this Indenture and this Section 6.04, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Securities of a particular series have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Securities of that series or otherwise under the law.

A Holder may not use this Indenture to prejudice the rights of another Holder of Securities of the same series or to obtain a preference or priority over such other Holder (it being understood that the Trustee does not have any affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.05. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of such Security or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Securities, shall not be impaired or affected without the consent of the Holder.

Section 6.06. Collection Suit by Trustee. The Company covenants that if default is made in the payment of the principal of any Security at the maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.07. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.08. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.09. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee for all amounts due under Section 7.07;

Second: to Holders for amounts then due and unpaid for principal of the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and

Third: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.09.

Section 6.10. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Security in accordance with Article 12.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.04, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

ARTICLE VII

THE TRUSTEE

Section 7.01. General.

(a) The duties and responsibilities of the Trustee are as provided by the TIA and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 7.02. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

(a) In the absence of bad faith on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 11.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the loss, liability or expense that might be incurred by it in compliance with such request or direction.

(e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(f) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311. For purposes of TIA Section 311(b)(4) and (6):

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Securities, (ii) is not accountable for the Company’s use or application of the proceeds from the Securities and (iii) is not responsible for any statement in the Securities other than its certificate of authentication.

Section 7.05. Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will mail notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of any Security or a conversion default, the Trustee may withhold the notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in TIA Section 313(c).

Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2010, the Trustee will mail to each Holder, as provided in TIA Section 313(c), a brief report dated as of such May 15, if required by TIA Section 313(a), and file such reports with each stock exchange upon which its Securities are listed and with the Commission as required by TIA Section 313(d).

Section 7.07. Compensation and Indemnity.

(a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee for, and hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Securities, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Securities.

(c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(g) or Section 6.01(h), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

This section shall survive the resignation or removal of the Trustee or the termination of this Indenture.

Section 7.08. Replacement of Trustee.

(a)(1)The Trustee may resign at any time by written notice to the Company.

(2) The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by written notice to the Trustee.

(3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in TIA Section 310(b), any Holder that satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Securities may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction at the expense of the Company in the case of the Trustee, for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, TIA Section 310(b).

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10. Eligibility. This Indenture must always have a Trustee that satisfies the requirements of TIA Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE VIII

DEFEASANCE AND DISCHARGE

Section 8.01. Discharge of Company’s Obligations.

(a) Subject to paragraph (b), the Company’s obligations under the Securities and this Indenture, and each Subsidiary Guarantor’s obligations under its Securities Guarantee, will terminate if:

(i) either:

(1) all Securities that have been authenticated and delivered (other than (A) destroyed, lost or stolen Securities that have been replaced, Securities that are paid pursuant to Section 4.01 and (B) Securities for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable under such Indenture; or

(2) all Securities have become due and payable, whether at Stated Maturity, or on any Fundamental Change Repurchase Date, or upon conversion or otherwise, and the Company has irrevocably deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, or delivered to the Holders, as applicable, money or U.S. Government Obligations, or shares of Common Stock deliverable upon conversion, as applicable, sufficient, to pay principal, premium, if any, and shares of Common Stock deliverable upon conversion, if applicable, on the Securities to the date of maturity or repurchase and all other sums payable under such Indenture;

(ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under such Indenture or any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or the repurchase date, as applicable; and

(iv) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b) After satisfying the conditions in clause (a)(i)(1), only the Company’s obligations under Section 7.07 will survive. After satisfying the conditions in clause (a)(i)(2), (a)(ii) and (a)(iii), only the Company’s obligations in Article 2, Article 12 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Securities and this Indenture other than the surviving obligations.

Section 8.02. Reserved.

Section 8.03. Covenant Defeasance. The Company may, subject as provided herein, be released from their respective obligations to comply with, and shall have no liability in respect of any term, condition or limitation, set forth in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, and 4.19, clauses (c) and (d) of Section 5.01, clauses (c) and (d) of Section 6.01 with respect to such clauses (c) and (d) of Section 5.01 and Section 4.11, clause (e) of Section 6.01 with respect to the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.13, and clauses (f) and (g) of Section 6.01 shall not constitute an Event of Default under Section 6.01 (“Covenant Defeasance”) if:

(a) the Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money and/or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of, premium, if any, on the Securities to maturity or repurchase, as the case may be, provided that any repurchase before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee;

(b) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(c) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the defeasance trust is not required to register as an investment company under the Investment Company Act of 1940 and, after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(d) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with; and

(e) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case if such deposit and defeasance had not occurred.

Except as specifically stated above, none of the Company’s obligations under the Indenture, including without limitation, the Company’s obligation to convert the Securities pursuant to Article 12, will be discharged.

Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal on the Securities in accordance with the Securities and this Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Sections 8.01 or 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

Section 8.05. Repayment to Company. Subject to Sections 7.07, 8.01 and 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the Securities that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of any Securities because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Amendments Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:

(a) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors of the Company as evidenced by a Board Resolution, adversely affect the interest of the Holders in any material respect;

(b) to comply with Section 4.07 or Article 5;

(c) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

(d) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee, registrar, paying agent or conversion agent;

(e) make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder; provided that any amendment to conform the terms of this Indenture or the Securities to the “Description of the Debentures” section of the Company’s offering memorandum dated June 22, 2009 relating to the offering of the Securities will not be deemed to be adverse to any Holder;

(f) to provide for certificated Securities in addition to or in place of global Securities issued thereunder;

(g) to add Guarantees with respect to the Securities in accordance with the applicable provisions of this Indenture;

(h) to provide for the conversion rights of Holders and the Company’s repurchase obligations in connection with a Fundamental Change pursuant to the requirements of Section 12.01;

(i) to secure the Securities; or

(j) to decrease the Conversion Price.

Section 9.02. Amendments with Consent of Holders.

(a) Except as otherwise provided in Section 6.05, Section 9.01 or paragraph (b) of this Section 9.02, the Company and the Trustee may amend this Indenture and the Securities with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (Class A Securities and Class B Securities voting as a single class), including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities, and, except as otherwise provided in Section 6.05, Section 9.01 or paragraph (b), any past default or compliance with any provisions may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (Class A Securities and Class B Securities voting as a single class), including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not:

(i)	change the Stated Maturity of the principal of any Security;

(ii)	reduce the principal amount of, or premium, if any, on any Security;

(iii)	change the place or currency of payment of principal of, or premium, if any, on any Security;

(iv)	impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity of any Security;

(v)	waive a default in the payment of principal of, or premium, if any, on the Securities or modify any provision of this Indenture relating to modification or amendment thereof;

(vi)	reduce the above-stated percentage of Securities then outstanding of such series, the consent of whose Holders is necessary to modify or amend the applicable Indenture;

(vii)	release any Subsidiary Guarantor from its Security Guarantee, except as provided in this Indenture;

(viii)	reduce the percentage or aggregate principal amount of Securities then outstanding the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults;

(ix)	make any change that adversely affects the right of any Holder to convert the Securities into shares of Common Stock or reduce the number of shares of Common Stock receivable upon conversion pursuant to the terms of this Indenture as in effect on the Closing Date;

(x)	reduce the Fundamental Change Repurchase Price of any Security or modify in any manner adverse to the Holders of the Securities the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(xi)	adversely affect the ranking of the Securities as the Company’s senior unsecured indebtedness; or

(xii)	modify any of the provisions of this Section or reduce the percentage or aggregate principal amount of Securities then outstanding the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

(c) It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the Securities then outstanding. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03. Effect of Consent.

(a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Security that evidences the same debt as the Security of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Security and return it to the Holder, or exchange it for a new Security that reflects the changed terms. The Trustee may also place an appropriate notation on any Security thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Securities in this fashion.

Section 9.04. Trustee’s Rights and Obligations. The Trustee shall be provided with, and will be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

Section 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA.

Section 9.06. Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE X

GUARANTEES

Section 10.01. Guarantees. Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Security and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and premium, if any, on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture or pursuant to Section 10.04.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.02. Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Guarantee and this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Guarantee to not constitute a fraudulent transfer or conveyance.

Section 10.03. Execution and Delivery of the Guarantee. In the event that the Company is required to cause a Regulated Subsidiary or Restricted Subsidiary to guarantee the Securities pursuant to Section 4.07, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Guarantees in accordance with Section 4.07 and this Article 10, to the extent applicable.

Section 10.04. Guarantors May Consolidate, etc., on Certain Terms. No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless:

(a) subject to the other provisions of this Section, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities, this Indenture, the Registration Rights Agreement and the Guarantee on the terms set forth herein or therein;

(b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(c) the Company would be permitted, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.03.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5, and notwithstanding clause (c) above, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 10.05. Releases Following Certain Events. In the event of a (i) sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale, exchange or transfer to any Person (other than an Affiliate of the Company) of all of the capital stock of any Subsidiary Guarantor, (ii) the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary or (iii) the defeasance of the Securities in accordance with Section 8.01, in each case in compliance with the terms of this Indenture, then such Subsidiary Guarantor (in the event of a sale, exchange, transfer or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Guarantee and Registration Rights Agreement; provided that, in the case of (i) above, the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.11. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the applicable provisions of this

Indenture, including, in the case of a release pursuant to (i) above and Section 4.11, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Guarantee.

Section 10.06. Any Subsidiary Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of the Securities and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA.

Section 11.02. Holder Communications; Holder Actions.

(a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Securities are as provided by the TIA, and the Company and the Trustee shall comply with the requirements of TIA Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

(b) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Security binds that Holder and every subsequent Holder of a Security that evidences the same debt as the Security of the acting Holder, even if no notation thereof appears on the Security. Subject to paragraph (d), a Holder may revoke an act as to its Securities, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by TIA Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 11.03. Notices.

(a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Subsidiary Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Company:

E*TRADE Financial Corporation

135 East 57th Street

New York, New York 10022

if to the Trustee:

The Bank of New York Mellon

101 Barclay Street, Floor 8W

New York, New York 10286

Attn: Corporate Trust Administration

Fax: 212-815-5707

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Security registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that all such conditions precedent have been complied with, except that such Opinion of Counsel need not be provided in connection with the issuance of the Securities.

Section 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(c) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 11.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, on any Security (including any payment to be made on any date fixed for purchase of any Security) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date.

Section 11.07. Governing Law. This Indenture, including any Security Guaranties, and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 11.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 11.09. Successors. All agreements of the Company or any Subsidiary Guarantor in this Indenture and the Securities will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 11.10. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.11. Separability. In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 11.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or such Subsidiary Guarantor under the Securities, any Security Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 11.14. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE XII

CONVERSION OF SECURITIES

Section 12.01. Conversion Privilege and Conversion Price.

(a) General. Upon compliance with the provisions of this Article, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or a multiple thereof) of such Security at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, at a price (the “Conversion Price”) of $1.0340 (subject to adjustment by the Company as provided in Section 12.04) per $1,000 principal amount of Class A Securities and of $1.5510 (subject to adjustment by the Company as provided in Section 12.04 per $1,000 principal amount of Class B Securities (the “Conversion Obligation”).

(b) Limitation on Conversion. Notwithstanding subsection (a) above, the Company shall not effect any conversion of the Securities or otherwise issue shares of Common Stock pursuant to subsection (a) above, and no Holder of the Securities will be permitted to convert any Securities into Common Stock to the extent that such conversion would cause such Holder (together with such Holder’s Affiliates) to:

(i)	beneficially own, as defined in Rule 13d-3 of the Exchange Act, in excess of 9.9% of the Common Stock outstanding immediately after giving effect to such conversion (hereinafter referred to as the “Securities Conversion Blocker”); or

(ii)	hold in excess of 24.9% of the Common Stock outstanding (hereinafter referred to as the “OTS Conversion Blocker”).

For purposes of the above subsection (i), the number of shares of Common Stock beneficially owned or held by a Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Securities (and any other securities that are exercisable for, exchangeable for or convertible into Common Stock and held by such Holder and its Affiliates) with respect to which a conversion notice has been given, but shall exclude the number of shares of Common Stock which would be issuable upon (I) conversion of the remaining, unconverted portion of the Securities beneficially owned by such Holder or any of its Affiliates, and (II) exercise, exchange or conversion of the unexercised, unexchanged or unconverted portion of any other securities of the Company beneficially owned by such Holder or any of its Affiliates that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 12.01, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act of 1934.

For purposes of the above subsections (i) and (ii), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (x) the Company’s most recent Form 10-K, Form 10-Q or Form 8-K, as the case may be, (y) a public announcement by the Company or (z) notice by the Company or the transfer agent for the Common Stock setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within one (1) Business Day confirm in writing to any Holder the number of shares of Common Stock then outstanding.

Notwithstanding the limitations in (i) and (ii) of this subsection (b), by written notice to the Company, a Holder may increase or decrease the Securities Conversion Blocker to any other percentage specified in such notice and/or waive the OTS Blocker, in each case, provided that (1) any such change will not be effective until the later to occur of: (A) the one-year anniversary of such notice having been given by such Holder to the Company and (B) receipt of all approvals, if any, of the Appropriate Federal Banking Agency, and other regulatory authorities required in connection with any such waiver by such Holder; and (2) any such change will apply only to the Holder that gave notice (and its Affiliates) and not to any other Holder of the Securities.

(c) Limitation on Transfer by Citadel. Citadel will not transfer Securities to the extent all Securities held by Citadel, on an as converted basis as a percentage of the Common Stock, combined with the Common Stock held by Citadel would, in the aggregate, exceed 24.9% of the Company’s “voting stock” (as such percentage is calculated under the OTS’ Acquisition of Control Regulations (12 C.F.R. Part 574). Notwithstanding subsection (a) or (b) above or any other provision of this Indenture, there will be no transfer limitations applicable to Citadel with respect to its Securities that are transferred in:

(i)	widely dispersed public offerings;

(ii)	private sales in which no transferee (or group of transferees acting in concert) would acquire more than 2% of the Company’s Common Stock on a fully diluted basis; provided, for the avoidance of doubt, Securities may not be sold in a private sale to the extent such sale would cause the transferee to purchase from Citadel, in aggregate, in excess of 24.9% of Common Stock and Securities (on an as-converted basis as a percentage of Common Stock assuming conversion of Securities only by the transferee);

(iii)	transfers or sales to the Company or Affiliates of the Company;

(iv)	transfers or sales to an unaffiliated third party acquiring a majority of the Company’s Common Stock or merging with the Company; or

(v)	transfers to Affiliates of Citadel (which Affiliates will continue to be bound by the restrictions set forth in this Section 12.01).

In the event that Citadel sells Common Stock and thereafter converts Securities, then such converted shares of Common Stock shall be subject to the transfer restrictions set forth in this Section 12.01 as if such shares were Securities for a period of six months.

Upon the effectiveness of any waiver of the OTS Conversion Blocker, the transfer restrictions in this Section 12.01(c) shall terminate.

For purposes of this section, “acting in concert” and “voting stock” have the meanings set forth in 12 C.F.R. §574.2.

Section 12.02. Exercise of Conversion Privilege.

(a) Subject to subsection (b) below, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Securities tendered for conversion in shares of fully paid Common Stock by delivering (i) for any conversion prior to August 26, 2019, on the third Business Day following the relevant Conversion Date or (ii) for any conversion on or after August 26, 2019, on the Maturity Date, in each case, a number of shares of Common Stock equal to 1) the aggregate principal amount of Securities to be converted divided by 2) the Conversion Price in effect on the relevant Conversion Date; provided further that the Company will deliver cash in lieu of fractional shares of Common Stock as provided in Section 12.03.

(b) Before any Holder of a Securities shall be entitled to convert the same as set forth above, such Holder shall 1) in the case of a Global Securities, comply with the procedures of the Depositary in effect at that time and, if required, pay all taxes or duties, if any, and 2) in the case of a Security issued in certificated form, (a) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth in Exhibit A (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (b) surrender such Securities, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (c) if required, pay all transfer or similar taxes or duties and (d) if required, furnish appropriate endorsements and transfer document. A Security shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this subsection (b).

No Notice of Conversion with respect to any Securities may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 11.01.

If more than one Security shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Securities, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) Delivery of the amounts owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in subsections (a) or (b), as applicable, of this Section 12.02. The Company shall make such delivery by paying the cash amount owed, if any, to the Holder of the Security surrendered for conversion, or such Holder’s nominee or nominees, and/or by issuing, or causing to be issued, and delivering to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Obligation (together with any cash in lieu of fractional shares).

(d) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, as provided in a Company Order, authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

(e) If a Holder submits a Security for conversion, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests any shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(f) Except as provided in Section 12.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Security as provided in this Article.

(g) Upon the conversion of an interest in a Global Security, the Trustee, or the custodian at the direction of the Trustee, shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Securities effected through any Conversion Agent other than the Trustee.

Section 12.03. Fractions of Shares.

No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest  1/100th of a share) based on the Last Reported Sale Price of the Common Stock on the Conversion Date or if the Conversion Date is not on a Trading Day, the next following Trading Day.

Section 12.04. Adjustment of Conversion Price.

The Conversion Price shall be adjusted from time to time by the Company as follows; provided that the Company shall not make any adjustments to the Conversion Price if Holders (as a result of holding the Securities, and at the same time as common stockholders participate) in any of the transactions described below as if such Holders held a number of shares of Common Stock equal to the, the principal amount of Securities held by such Holders divided by the then-applicable Conversion Price, without having to convert their Securities:

(a) In case the Company shall issue shares of Common Stock as a dividend or distribution on shares of the Common Stock, or the Company shall effect a share split or share combination, the Conversion Price shall be multiplied by the following fraction:

OS0/OS'

where,

OS0 = the number of shares of Common Stock that will be outstanding immediately prior to the close of business on the record date for such dividend or distribution as of the effective date of such share split or combination, as the case may be; and

OS' = the number of shares of Common Stock outstanding as of the record date for such dividend or distribution and immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be.

Any adjustment made pursuant to this subsection (a) shall become effective on the date that is immediately after (x) the record date for such dividend or other distribution, or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution of the type described in this Section 12.04(a) is declared but not paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Price that would then be in effect if such dividend, distribution had not been declared.

(b) In case the Company shall distribute to all or substantially all holders of Common Stock any rights or warrants (other than, as described below, rights distributed pursuant to a shareholder rights plan) entitling them for a period of not more than 45 days after the date of such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the average of Last Reported Sale Prices of the Common Stock on the ten Trading Days immediately preceding the time of announcement of such distribution, the Conversion Price shall be multiplied by the following fraction:

(OS0 + Y) / (OS0 + X)

where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the record date for such distribution;

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of public announcement for the issuance of such rights or warrants.

For purposes of this subsection (b), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock, and in determining the aggregate exercise or conversion price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. If any right or warrant described in this paragraph (b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Price shall be readjusted to the Conversion Price that would have been in effect if our right or warrant had not been issued.

(c) In case the Company shall distribute shares of any class of Capital Stock of the Company, evidences of its indebtedness or other assets or property of the Company to all or substantially all holders of Common Stock (but excluding dividends or distributions referred to in subsection (a) or (b) of this Section 12.04, dividends or distributions paid exclusively in cash referred to in subsection (d) of this Section 12.04, and distributions described below in this subsection (c) with respect to Spin-Offs) (any of such shares of Capital Stock, indebtedness, or other asset or property hereinafter in this subsection (c) called the “Distributed Property”), then, in each such case the Conversion Price shall be multiplied by the following fraction:

(SP0 – FMV) / SP0

where,

SP0 = the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV = the fair market value of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution, as determined by the Board of Directors.

With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution to the holders of the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other Company business unit (a “Spin-Off”), the Conversion Price in effect immediately before 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off shall be multiplied by the following fraction:

MP0 / (FMV0 + MP0)

where,

FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following the effective date of the Spin-Off; and

MP0 = the average of the Last Reported Sale Prices of the Common Stock over the first 10 consecutive Trading Day period immediately following the effective date of the Spin-Off.

Such adjustment shall occur on the 10th Trading Day from the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the effective date of any Spin-Off, references in this subsection (c) with respect to the Spin-Off to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Price.

If any such dividend or distribution described in this subsection (c) is declared but not paid or made, the Conversion Price shall be readjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(d) In case the Company shall pay any cash dividends or distributions to all or substantially all holders of its Common Stock, the Conversion Price shall be multiplied by the following fraction:

(SP0 – C) / SP0

where,

SP0 = the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution;

C = the amount in cash per share the Company distributes to holders of Common Stock in such distribution.

Such adjustment shall become effective immediately after the opening of business on the record date for such dividend or distribution. If any such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(e) In case the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Price shall be multiplied by the following fraction:

(OS0 x SP') / (AC + (SP' x OS'))

where,

AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS' = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP' = the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires.

Such adjustment shall become effective immediately after close of business on the Trading Day next succeeding the date such tender or exchange offer expires.

(f) No adjustment to the Conversion Price shall be made if the application of any of the formulas set forth in this Section 12.04 (other than in connection with a share combination) would result in an increase in the Conversion Price.

For purposes of this Section 12.04 the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

In addition to any increases to the Conversion Price required by subsections (a), (b), (c), (d), and (e) of this Section 12.04, and to the extent permitted by applicable law and the rules of the Nasdaq Global Select Stock Market or any other securities exchange on which the Common Stock is then listed, the Company from time to time may decrease the Conversion Price by any amount for a period of at least 20 calendar days if the Board of Directors determines that such increase would be in the Company’s best interest. Whenever the Conversion Price is decreased pursuant to the preceding sentence, the Company shall mail to the Holder of each Security at his last address appearing on the register and the Trustee a notice of the increase at least 15 calendar days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect. In addition, the Company may also (but is not required to) decrease the Conversion Price to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

(g) Without limiting the foregoing, no adjustment to the Conversion Price will be made:

(i)	upon the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)	upon the issuance of any shares of Common Stock or options or rights to purchase or acquire shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii)	upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding prior to the date of this Indenture; or

(iv)	for a change in the par value of the Common Stock.

(h) All calculations and other determinations under this Article shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth ( 1/10,000) of a share, as the case may be.

(i) For purposes of this Section 12.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(j) With respect to a conversion of Securities pursuant to this Article, at and after the close of business on the Conversion Date (each such day the “Relevant Date”), the Person in whose name any certificate representing any shares of Common Stock issuable upon such conversion is registered shall be treated as a stockholder of record of the Company on such Relevant Date. On and after the Conversion Date with respect to a conversion of Securities pursuant hereto, all rights of the Holders of such Securities shall terminate, other than the right to receive the consideration deliverable upon conversion of such Securities as provided herein. A Holder of a Security is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Security and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, the close of business on the Relevant Date or respective Relevant Dates, as the case may be, with respect to such conversion.

(k) Notwithstanding the foregoing, no adjustment to the Conversion Price will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Price. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Price that the Company elects not to make and take them into account upon the earlier of (i) any conversion of Securities, regardless of whether the aggregate adjustment is less than 1% upon any Conversion Date and (ii) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Conversion Price by at least 1%.

Section 12.05. Notice of Adjustments of Conversion Price.

Whenever the Conversion Price is adjusted as herein provided:

(a) the Company shall compute the adjusted Conversion Price in accordance with Section 12.04 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and

(b) upon each such adjustment, a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall be required, such notice shall be provided by the Company to all Holders in accordance with Section 11.03.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.

Section 12.06. Company to Reserve Common Stock.

The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

Section 12.07. Taxes on Conversions.

Except as provided in the next sentence, the Company shall pay all documentary, stamp or similar issue or transfer tax due that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 12.08. Certain Covenants.

Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company shall take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

The Company covenants that all shares of Common Stock issued upon conversion of Securities shall be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company further covenants that if at any time the Common Stock shall be listed for trading on any other national securities exchange the Company shall, if permitted and required by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Securities.

Section 12.09. Cancellation of Converted Securities.

All Securities surrendered for the purpose of payment, repurchase, conversion or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Security Registrar, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Securities in accordance with its customary procedures and shall upon request promptly provide copies of all cancelled certificates to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as satisfaction of the debt represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 12.10. Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.

In the event of (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, binding share exchange, recapitalization, reclassification, merger, acquisition, combination or other similar event of the Company with another Person or (iii) any sale, transfer or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event described in clauses (i) through (iii) a “Merger Event”), then:

(a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 9.01 providing for the conversion and settlement of the Securities as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, in such change of control, consolidation, binding share exchange, recapitalization, reclassification, merger, acquisition, combination, sale, transfer or conveyance, then such supplemental indenture shall also be executed by such other company and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

In the event a supplemental indenture is executed pursuant to this Section 12.10, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

If any securities to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion, each supplemental indenture executed pursuant to this Section shall provide that the Company or the successor or the purchasing Person, as the case may be, or if the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, then such company, shall use all commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), to secure such registration or approval in connection with the conversion of Securities.

(b) Notwithstanding the provisions of Section 12.02(a) to (b), and subject to the provisions of Section 12.01 at the effective time of such Merger Event, a Holder will be entitled thereafter to elect to convert each $1,000 principal amount of Securities into the same type of consideration that a holder of a number of shares of Common Stock equal to the quotient of $1,000 and the applicable Conversion Price in effect immediately prior to such transaction (the “Reference Property”). For purposes of the foregoing, the type and amount of consideration that a Holder would have been entitled to receive if the Holder had held Common Stock in the case of any such transaction that causes the Company’s Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the Holders of the Company’s Common Stock that affirmatively make such an election.

(c) The Company shall cause notice of the execution of a supplemental indenture required by this Section 12.10 to be mailed to each Holder, at his address appearing on the register, or by such other means reasonably acceptable to such Holder, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 12.11. Responsibility of Trustee for Conversion Provisions.

The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Securities; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

Section 12.12. Right to Set-off Withholding Taxes.

The Company may, at its option, set-off withholding taxes due with respect to Securities against delivery of Common Stock on the Securities. In the case of any such set-off against Common Stock delivered upon conversion of the Securities, such Common Stock shall be valued based on the arithmetic average of the Last Reported Sale Price of the Common Stock in the 5 Trading Days immediately preceding the conversion.

Section 12.13. Treatment of Rights. To the extent that the Company has a rights plan in effect, each share of Common Stock issued upon conversion of a Security pursuant to this Article 12 shall be entitled to receive, in addition to any of the Company’s Common Stock and in lieu of any adjustment to the conversion price, the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights plan adopted by the Company, as the same may be amended from time to time. Notwithstanding the foregoing, if prior to the conversion, the rights have separated from the Company’s Common Stock, the applicable conversion price will be adjusted at the time of separation as if the Company distributed to all holders of the Company’s Common Stock, shares of the Company’s capital stock, evidences of indebtedness or assets as described in Section 12.04 above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

E*TRADE FINANCIAL CORPORATION

By:	/s/ Bruce P. Nolop
Name:	Bruce P. Nolop
Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Rafael E. Miranda
Name:	Rafael E. Miranda
Title:	Vice President

EXHIBIT A

[INCLUDE IF SECURITY IS A RESTRICTED SECURITY—THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY BENEFICIAL INTEREST HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[FACE OF NOTE]

E*TRADE FINANCIAL CORPORATION

Class [—] Senior Convertible Debenture due 2019

CUSIP No. [            ]

$[            ]

E*TRADE Financial Corporation, a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to             , or its registered assigns, the principal sum [of [            ] DOLLARS ($[            ])] [IF THIS DEBENTURE IS A GLOBAL SECURITY, THEN INSERT—set forth on the Principal Schedule attached hereto] on August 31, 2019.

Payment of the principal of this Security will be made at the office or agency of the Company maintained for that purpose, which shall initially be the principal corporate trust office of The Bank of New York Mellon in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date:	E*TRADE FINANCIAL CORPORATION

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the Class [—] Senior Convertible Debenture due 2019 described in the Indenture referred to in this Security.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:	Authorized Signatory

[REVERSE SIDE OF NOTE]

E*TRADE FINANCIAL CORPORATION

Class [—] Senior Convertible Debenture due 2019

1. Principal. The Company promises to pay the principal of this Security on August 31, 2019. In any case where the due date for the payment of the principal of any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion.

2. Indenture. (a) This Security is one of a duly authorized issue of Securities of the Company designated as its Class [—] Senior Convertible Debentures due 2019 (herein called the “Securities”) issued under an Indenture dated as of August 25, 2009 (as amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture will control.

(b) The Securities are general unsecured obligations of the Company. The Indenture provides for the issuance of an unlimited aggregate principal amount of the Securities.

3. Redemption, Repurchase; Discharge Prior to Redemption or Maturity. This Security is not subject to redemption at the option of the Company and may be the subject of an Offer to Purchase following an Asset Sale, as further described in the Indenture. There is no sinking fund applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, on the Securities to maturity, the Company may in certain circumstances be discharged from certain of its obligations under certain provisions of the Indenture, not including the obligation to issue Common Stock upon conversion, which will remain in effect.

4. Fundamental Changes. Subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or a multiple thereof) on the Fundamental Change Repurchase Date at a price equal to 101% of the principal amount of the Securities such Holder elects to require the Company to repurchase. Within 30 days of the occurrence of a Fundamental Change, the Company or, at the written request of the Company, the Trustee shall mail to all Holders of record of the Securities a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof after the occurrence of any Fundamental Change.

5. Registered Form; Denominations; Transfer; Exchange. The Securities are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Security or certain portions of a Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

6. Conversion. Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert this Security (or any portion of the principal amount hereof which is $1,000 or a multiple thereof), at the principal amount hereof, or of such portion, into a number of fully paid and non-assessable shares (calculated as to each conversion to the nearest  1 /100 of a share) of Common Stock of the Company equal to the quotient obtained by dividing (i) the principal amount to be converted by (ii) the Conversion Price specified in the Indenture, by surrender of this Security together with a Notice of Conversion, a form of which is set forth in Section 2.05, as provided in the Indenture and this debenture, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency, which shall be initially the principal corporate trust office of The Bank of New York Mellon in New York, New York, and, unless the shares of Common Stock issuable on conversion are to be issued in the same name as this debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company or its agent duly executed by, the Holder or by his duly authorized attorney, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted. Subject to the aforesaid requirement for payment, no payment or adjustment is to be made on conversion for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, into the same type of consideration that a holder of a number of shares of Common Stock equal to the number of shares of Common Stock obtained by dividing the aggregate principal amount of this Security by the Conversion Price immediately prior to such transaction would have owned or been entitled to receive. In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

7. Defaults and Remedies. If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Securities automatically become due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of remedies.

8. Amendment and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any change that in the good faith opinion of the Board of Directors does not materially and adversely affect the rights of any Holder.

9. Authentication. This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

10. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

11. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[INCLUDE IN GLOBAL SECURITIES ONLY]

PRINCIPAL SCHEDULE

E*TRADE FINANCIAL CORPORATION

Class [—] Senior Convertible Debenture due 2019

No.

The initial principal amount of this Global Security is $[—]. The following decreases or increases in this Global Security have been made:

Date of decrease or increase	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such increase or decrease

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

NOTICE OF CONVERSION

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock or Reference Property, as applicable in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, if any, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock, Reference Property or Securities are to be registered in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:	Signature(s):

If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other

Identification Number, if any

If only a portion of the Securities are to be converted, please indicate:

1. Principal amount to be converted: U.S. $

2. Principal amount and denomination of Securities representing unconverted principal amount to be issued:

Amount: U.S. $              Denominations: U.S. $

(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof)

ASSIGNMENT

For value received,                                          hereby sell(s), assign(s) and transfer(s) unto                                          (Please insert Social Security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints                                          as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:                      Signature(s):

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

REPURCHASE EXERCISE NOTICE

To: E*TRADE Financial Corporation

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from E*TRADE Financial Corporation (the “Company”) as to the Offer of Purchase by the Company and hereby directs the Company to pay, or cause the Trustee to pay,                                          an amount in cash equal to [ 100/101]% of the entire principal amount, or the portion thereof (which is $1,000 principal amount or a multiple thereof) below designated, to be repurchased.

Dated:

Signature

Principal amount to be repurchased (at least $1,000 or a multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase:

By:

Authorized signatory

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of                     ,

among

E*TRADE Financial Corporation

[the Subsidiary Guarantor]

and

[Any existing Subsidiary Guarantors]

And

The Bank of New York Mellon,

as Trustee

Class [—] Senior Convertible Debentures due 2019

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,            , among E*TRADE Financial Corporation, a Delaware corporation (the “Company”), (the “Subsidiary Guarantor”), any existing Subsidiary Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, and the Trustee entered into the Indenture, dated as of August 25, 2009 (the “Indenture”), relating to the Company’s Class [—] Senior Convertible Debentures due 2019 (the “Securities”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Securities by the Holders, the Company agreed pursuant to the Indenture to cause Restricted Subsidiaries and Regulated Subsidiaries to provide Guarantees in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

2. Each Subsidiary Guarantor, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 10 thereof.

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3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

6. The Recitals herein are statements of the Company and/or the Guarantors, and the Trustee assumes no responsibility as to the correctness thereof. The Trustee makes no representations as to the validity of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

E*TRADE FINANCIAL CORPORATION, as Issuer

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

[Subsidiary Guarantor], as Subsidiary Guarantor

By:
Name:
Title:

[Any existing Subsidiary Guarantor]

By:
Name:
Title:

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